UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule14a-12

QUALTEK SERVICES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 1, 2022

On October 31, 2022, QualTek Services Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s 2022 Annual Meeting of Stockholders to be held on December 1, 2022 at 9:00 a.m. (the “2022 Annual Meeting”). As previously disclosed, the board of directors of the Company has fixed the close of business on October 31, 2022 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the 2022 Annual Meeting and at any adjournment(s) or postponement(s) thereof.

The Company is providing this proxy statement supplement (this “Supplement”) solely to correct the number of shares of Common Stock entitled to vote as of the Record Date, which appears on page 20 of the Proxy Statement. The correct number of shares of Common Stock entitled to vote as of the Record Date is 44,998,747 (which amount excludes 6,111,112 Earnout shares). The amount reported in the Proxy Statement had inadvertently included the Earnout shares in the number of shares entitled to vote. The Earnout Shares, while issued and outstanding, are not entitled to vote at the meeting.

Other than the revision described in this Supplement, no other changes have been made to the Proxy Statement. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. Except as specifically updated by the information contained in this Supplement, the information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. If you have already submitted your vote, you do not need to take any action.

This Supplement is dated November 2, 2022.